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                                                                      Exhibit 16

                       LETTERHEAD OF ARTHUR ANDERSEN LLP
                                   Suite 2100
                            200 South Orange Avenue
                             Orlando, FL 32801-3475
                                  407 841 4601
December 7, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated December 7, 1998 of Autonomous Technologies Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP



Copy to:
Mr. Monty Allen, Chief Financial Officer, Autonomous Technologies Corporation